UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 12, 2026

SpyGlass Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43105	83-3044245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27061 Aliso Creek Rd., Suite 100
Aliso Viejo, California 92656
(Address of principal executive offices, including zip code)

(949) 284-6904
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SGP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2026, SpyGlass Pharma, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-292779) with the Securities and Exchange Commission (as amended, the “Registration Statement”). Pursuant to Instruction 1 to Item 402(n)(2)(iii) and (iv) of Regulation S-K, the “Summary Compensation Table for Fiscal 2024 and 2025” included in the Registration Statement noted that the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) had not yet determined the amount of performance cash bonuses earned by the Company’s principal executive officer and up to two of the most highly compensated executive officers other than the principal executive officer (the “Named Executive Officers”) for the fiscal year ended December 31, 2025 (“Fiscal Year 2025”), and that the amounts of such performance cash bonuses would be disclosed once determined.

On February 12, 2026, the Compensation Committee approved performance cash bonuses earned by the Named Executive Officers for Fiscal Year 2025, which will be paid shortly following such approval. In accordance with Item 5.02(f) of Form 8-K, set forth below is an updated “Summary Compensation Table for Fiscal 2024 and 2025”, which includes the amount of performance cash bonuses earned by the Named Executive Officers for Fiscal Year 2025 in the “Non-Equity Incentive Plan Compensation” column, as well as the total compensation figures for the Company’s Named Executive Officers for Fiscal Year 2025 incorporating such performance cash bonuses.

Summary Compensation Table for Fiscal 2024 and 2025

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Patrick Mooney Chief Executive Officer	2025	444,544	—	—	2,662,934	215,088	145	(2)	3,322,711
	2024	417,488	—	—	463,779	153,635	145	(2)	1,035,047
Malik Y. Kahook, M.D. President, Chief Medical Officer and Executive Chair	2025	—	—	—	2,060,244	125,975	298,250	(3)	2,484,469
	2024	—	—	—	—	91,287	288,167	(3)	379,454
Chetan Pujara, Ph.D. Chief Research & Development Officer(4)	2025	355,250	—	—	1,049,292	126,289	9,121	(2)	1,539,952

(1)The amount in the “Option Awards” column reflects the aggregate grant-date fair value of the options granted during the applicable fiscal year and calculated in accordance with FASB, ASC Topic 718, rather than the amounts paid or realized by the named executive officer. The assumptions used to calculate the value of our option awards are the same as those provided in Note 6 to our audited financial statements included elsewhere in this prospectus with respect to the value of the options.
(2)The amount reported represents Company-paid life insurance premiums for Mr. Mooney and Dr. Pujara, as well as fees that the Company paid to Oasis Consulting, a company solely owned by Dr. Pujara, from January 1, 2025, until February 25, 2025, for Dr. Pujara’s services to the Company pursuant to the Pujara Consulting Agreement (as defined below) as further described in the “Agreements with our Named Executive Officers” section below.
(3)The amount reported represents fees that the Company pays to University Physicians, Inc., d/b/a University of Colorado Medicine (CU Medicine), a non-profit corporation serving as the fiscal and business agent for the University of Colorado School of Medicine, for Dr. Kahook’s services to the Company pursuant to the Professional Services Agreement between the Company and CU Medicine as further described in the “Agreements with our Named Executive Officers” section below.
(4)Dr. Pujara commenced employment with the Company in February 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYGLASS PHARMA, INC.

	By:	/s/ Patrick Mooney
Patrick Mooney
Date: February 13, 2026		Chief Executive Officer
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